ALLONGE TO 6% SENIOR SECURED CONVERTIBLE NOTES DUE 2007-2008 DATED JULY 21, 2006

Reference is hereby made to the 6% Senior Secured Convertible Notes Due 2007-2008 of eMagin Corporation dated July 21, 2006 (the “Notes”). Terms used herein and not otherwise defined herein shall have the meaning set forth in the Notes.

The Company and the holder set forth on the signature page attached hereto hereby agree to amend the terms of the Notes in accordance with the following terms:

1.	Subsection (a) under the definition of “Repurchase Event” as set forth in Section 1.1(b) of the Notes shall be amended in its entirety to provide as follows:

“(a) The Common Stock ceases to be traded on the AMEX and is not listed for trading on the Nasdaq, the Nasdaq Capital Market, the NYSE, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization;”

2.	The first sentence of Section 3.2 of the Notes shall be amended in its entirety to provide as follows:

“The Company shall at all times maintain Cash and Cash Equivalents Balances at least equal to $600,000; provided that the Company must maintain Cash and Cash Equivalents Balances of $200,000 from February 26, 2007 through and including March 31, 2007. Subsequent to March 31, 2007, the Company must maintain Cash and Cash Equivalents Balances of at least equal to $600,000.”

3.	Subsection (c) of Section 4.1 of the Notes shall be amended in its entirety to provide as follows:

“(c) Breach of Covenant. The Company (1) fails to comply with Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a) (2) fails to comply in any material respect with any provision of Article III of this Note (other than Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a)) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a), (b) or (c)(1) of this Section 4.1), and in the case of this clause (2) of this Section 4.1(c) only, such breach continues for a period of ten days after written notice thereof to the Company from the Holder; provided, however, that, it shall not be deemed an Event of Default pursuant to this Section 4.1(c) if the Company breaches the covenants set forth in Sections 4(c) or 4(o) of the Note Purchase Agreement or the Other Note Purchase Agreements in the event that the Common Stock ceases to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE or the AMEX; or”

4.	Subsection (j) of Section 4.1 of the Notes shall be amended in its entirety to provide as follows:

“(j) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE, the AMEX, the Over-The-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization;

5.
The parties hereto acknowledge and agree that the breach of this Allonge would cause irreparable damage to the non-breaching parties and that the non-breaching parties will not have an adequate remedy at law. Therefore, the obligations of each of the parties under this Allonge, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Allonge or otherwise.

6.
This Allonge may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same agreement. Delivery of executed copies of this Allonge by telecopier will constitute proper delivery.

7.
This Allonge is irrevocable and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as set forth herein, all other provisions of the Notes shall remain in full force and effect.

8.	This Allonge will come into force immediately upon the date set forth below.

[SIGNATURE PAGE FOLLOWS]

EMAGIN CORPORATION

Date: March 9, 2007	By:	/s/ K.C. Park
Name: Dr. K.C. Park
Title: Interim Chief Executive Officer

AGREED AND ACCEPTED:
ALEXANDRA GLOBAL MASTER FUND LTD.

By: Alexandra Investment Management, LLC,
as Investment Advisor

By: /s/ Mikhail Filimonov

Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

RAINBOW GATE CORPORATION

By: /s/ Mortimer D.A. Sackler

Name: Mortimer D.A. Sackler
Title: Investment Manager

GINOLA LIMITED

By: /s/ Joerg Fischer

Name: Joerg Fischer
Title: Director